EXHIBIT 10.5

SNYDER’S-LANCE, INC.
2016 Key Employee Incentive Plan
Nonqualified Stock Option Agreement
(2017 Enterprise Incentive Plan)

Granted To	Grant Date	Number of Shares	Vesting Amounts and Dates
PARTICIPANT NAME	XX/XX/XXXX	NUMBER OF AWARDS GRANTED	(See Exhibit A)
	Expiration Date: Ten years after Grant Date	Option Price Per Share: $$.$$

This Nonqualified Stock Option Agreement (the “Agreement”) is made between Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), and you, an employee of the Company or one of its subsidiaries.

The Company sponsors the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan (the “Incentive Plan”). A Prospectus describing the Incentive Plan is enclosed. The Incentive Plan is available upon request and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Incentive Plan shall have the meanings given to them in the Incentive Plan, as modified herein (if applicable).

In recognition of the value of your contribution to the Company, you and the Company mutually covenant and agree as follows:

1.
Subject to the terms and conditions of the Incentive Plan and this Agreement, the Company grants to you the option to purchase from the Company the number of shares of the Company’s Common Stock stated above at the option price per share stated above (the “Option”). The Option is not intended to be an Incentive Stock Option. By accepting this Agreement, you acknowledge having read the Prospectus and agree to be bound by all of the terms and conditions of the Incentive Plan, this Agreement and the Snyder’s-Lance, Inc. 2017 Enterprise Incentive Plan (the “Plan”).

2.
The Option vests and is exercisable by you in installments as stated in the attached Exhibit A and in the event of a Change in Control as defined in the Plan. The manner of exercising the Option and the method for paying the applicable option price shall be as set forth in the Incentive Plan. You cannot exercise the Option for less than 100 shares unless such lesser number is the total number of shares for which the Option is exercisable at such time. No fractional shares will be issued. Any applicable withholding taxes must also be paid by you in accordance with the Incentive Plan. Shares issued upon exercise of the Option shall be issued solely in your name. The right to purchase shares pursuant to the Option shall be cumulative so that when the right to purchase an additional installment of shares has vested pursuant to the schedule above, such shares or any part thereof may be purchased thereafter until the expiration of the Option.

3.
You agree that, upon request, you will furnish a letter agreement providing that you will not distribute or resell in violation of the Securities Act of 1933, as amended, any of the shares acquired upon your exercise of the Option, that you will indemnify and hold the Company harmless against all liability for any such violation and that you will accept all liability for any such violation.

4.
The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.
Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by email, by fax or by mail, postage prepaid, to such address and directed to such person(s) as the Company may notify you from time to time; and to you at your address as shown on the records of the Company from time to time, or at such other address as you, by notice to the Company, may designate in writing from time to time.

IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be executed by its duly authorized officer, and you, the grantee, have accepted this grant and agreed to the terms and conditions of this Nonqualified Stock Option Agreement by your acceptance on the Fidelity Online Website, all effective as of the Grant Date stated above.

SNYDER’S-LANCE, INC.
By
Executive Vice President and Chief Financial Officer

EXHIBIT A
Performance Stock Options
Vesting Schedule

The Performance Period commences as of August 31, 2017 and ends as of December 31, 2020. After the performance level is established, the Award will be paid as follows: prior to the end of the first (1st) quarter of Fiscal Year 2021, fifty percent (50%) of the Option will vest (“Initial Vesting”) with the remaining fifty (50%) of the Option vesting on the one (1) year anniversary of the Initial Vesting.